SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT, dated as of December 12, 2005, is entered into by and between Knight Fuller, Inc., a Delaware corporation, with headquarters located at 3407 Winona Avenue, Burbank, California 91504 (the "Company"), and Montage Partners III, LLC, a Nevada limited liability company (the "Buyer").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act;

      WHEREAS, in consideration of the foregoing, the Buyer desires to purchase, upon the terms and subject to the conditions of this Agreement, that certain 6% Secured Debenture, in the principal amount of $500,000, issued by the Company (the "Debenture"), the form of which is attached hereto as Annex I, which will be convertible into shares of Common Stock, $0.0001 par value per share of the Company (the "Common Stock"), at a conversion price of $1.50 per share, together with the Common Stock Purchase Warrants described herein in the form attached hereto as Annex II (the "Warrants"), upon the terms and subject to the conditions of such Debenture, and subject to acceptance of this Agreement by the Company;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    AGREEMENT TO PURCHASE; PURCHASE PRICE.

      (a) Purchase Price; Certain Definitions.

            (i) The Buyer hereby agrees to purchase from the Company the Debenture upon the terms and conditions set forth herein and in the Debenture. The form of Debenture is attached hereto as Annex I. The purchase price for the Debenture shall be payable on the Closing Date (as defined in Section 7(a) below).

            (ii) As used herein, the term "Securities" means the Debenture, the Warrants and the Common Stock issuable upon conversion of the Debenture and the exercise of the Warrants.

      (b) Form of Payment. The Buyer shall pay the Purchase Price for the Debenture by delivering immediately available good funds in United States Dollars to the Company by no later than the Closing Date. No later than its receipt of the Purchase Price and the Closing Date, the Company shall deliver the original Debenture and the Warrants duly executed on behalf of the Company to the Buyer.

      (c) Method of Payment. Payment to the Company of the Purchase Price for the Debenture shall be made by wire transfer of funds as instructed by the Company to the Buyer in writing. Not later than 1:00 p.m., PST time, on the Closing Date, Buyer shall have delivered the Purchase Price to the Company. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company, in addition to any other remedies, to cancel this Agreement.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

      Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

      (a) Investment for Own Account. Without limiting the Buyer's right to sell the Converted Shares (as that term defined below) pursuant to the Registration Statement (as that term is defined below), the Buyer is purchasing the Debenture and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Debenture or the exercise of the Warrants (the "Converted Shares") for its own account for investment, and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

      (b) Accredited Investor. The Buyer and each of its members is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the Securities.

      (c) Subsequent Securities Sales. All subsequent offers and sales of the Debenture and the Warrants and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to herein as the "Shares" and the Debenture, the Warrants and the Shares sometimes referred to herein as the "Securities") by the Buyer shall be made pursuant to registration of the foregoing securities under the Securities Act or pursuant to an exemption from registration.

      (d) Reliance on Buyer's Representations. The Buyer understands that the Debenture and the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debenture and the Warrants.

      (e) Access to Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debenture and the Warrants and the offer of the Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

      (f) Acknowledgement of Risk. The Buyer understands that its investment in the Securities involves a high degree of risk.

      (g) No Governmental Agency Approval of Securities. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

      (h) Authorizations. This Agreement, the Debenture, and the Registration Rights Agreement, the form of which is attached hereto as Annex III (the "Registration Rights Agreement") and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer; this Agreement has been duly executed and delivered by the Buyer; and this Agreement is, and the Registration Rights Agreement, when executed and delivered by or on behalf of the Buyer, will be, valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada and has requisite corporate power to own its properties and to carry on its business as now being conducted.

      (i) Cap on Share Issuances to the Buyer. Notwithstanding the provisions hereof or of the Debenture, in no event shall the Buyer be entitled to convert any portion of the Debenture to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture), and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to the Buyer in excess of the limit contained in this Section 2(i) shall be null and void, ab initio, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the Buyer's ownership of Common Stock is within the limit set forth herein. The Buyer shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the Buyer that the reissuance of such shares would not cause such Buyer to have a beneficial ownership interest in excess of 4.99%. At the request of the Company, the Buyer shall disclose in writing to the Company the total holdings of the Buyer and its affiliates of shares of Common Stock so that the Company can comply with the requirements of this Section 2(i).

      (j) Review of SEC Reports. The Buyer has reviewed the Company's filings under the 1934 Act filed since the beginning of the Company's most recent fiscal year (the "SEC Reports").

      (k) No Finders Fees. The Buyer represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction. The Buyer agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Buyer or any of its officers, partners, employees, or representatives is responsible.

      (l) Non Contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Buyer and the consummation by the Buyer of the other transactions contemplated by this Agreement and the Registration Rights Agreement do not and will not conflict with or result in a breach by the Buyer of any of the terms or provisions of, or constitute a default under (i) the articles of organization or by-laws of the Buyer, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Buyer is a party or by which it or any of its properties or assets are bound, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Buyer or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

3.    COMPANY REPRESENTATIONS, ETC.

      The Company represents and warrants and hereby covenants and agrees with Buyer that:

      (a) Concerning the Debenture and the Shares. The Debenture has been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights under applicable law of any stockholder of the Company, as such, to acquire the Securities.

      (b) Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is traded on the OTC Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such trading on the OTC Bulletin Board, and the Company has maintained all requirements within its control for the continuation of such trading.

      (c) Authorized Shares. As of the date of this Agreement, the Company has approximately 55.7 million shares of Common Stock issued and outstanding (after giving effect to the Buyer's conversion right under the Debenture), and has sufficient authorized and unissued shares of Common Stock as may be reasonably necessary to effect the conversion of the Debenture and exercise of the Warrants. The Shares have been duly authorized and, when issued upon conversion of the Debenture or exercise of the Warrants in accordance with their respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

      (d) Securities Purchase Agreement; Registration Rights Agreement and Debenture. This Agreement, the Debenture, the Registration Rights Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company; and this Agreement is, and the Debenture and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

      (e) Non-contravention. The execution and delivery of this Agreement, the Debenture and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debenture and the Registration Rights Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) except as disclosed in Annex IV, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

      (f) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

      (g) SEC Filings. To the best of the Company's knowledge, none of the Company's SEC Reports filed since November 15, 2005 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, except as corrected by an amended filing made prior to the date hereof. The Company has since November 15, 2005 filed all requisite forms, reports and exhibits thereto with the SEC.

      (h) Absence of Litigation. Except as disclosed in Annex IV or in the Company's SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the agreements contemplated hereby (the "Transaction Agreements") or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its material obligations under, any of the Transaction Agreements.

      (i) Absence of Events of Default. Except as set forth in Annex IV, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

      (j) Prior Issues. Except as set forth in Annex IV hereto or in the Company's SEC Reports, since November 15, 2005 the Company has not issued any Common Stock or convertible securities in any securities offering in excess of $500,000 which has not been fully disclosed in the Company's filings with the SEC. Except as set forth in Annex IV hereto or in the Company's SEC Reports, all such issuances on or after November 15, 2005 (except for issuances to the Buyer) have been fully converted into shares of common stock and there are no outstanding unconverted debt or convertible securities from those transactions.

      (k) No Undisclosed Liabilities or Events. Except as set forth in Annex IV, the Company has no liabilities or obligations other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since June 30, 2005, and which, individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. Since November 15___, 2005, no event or circumstances has occurred with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

      (l) No Default. Except as disclosed in Annex IV, hereto, the Company is not in material default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

      (m) No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

      (n) Acknowledgment by Company. The Company acknowledges that the Buyer has made no representations that it is a "long-term" investor in the Company, or that it intends to hold the Debenture or shares of stock in the Company (obtained by conversions of the Debenture) for any period beyond that which is required under the Securities Act. The Company further acknowledges that the Buyer may hedge the shares of stock in the Company prior to or after the conversions of the Debenture, provided that such hedging is done in compliance with the Securities Act, the 1934 Act, any rules applicable to securities traded on the NASD/National Market System and the express terms of this Agreement, the Debenture, the Warrants and the Registration Rights Agreement.

      (o) Brokers Fee. The Company represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction. The Company agrees to indemnify and to hold harmless the Buyer from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees, or representatives is responsible.

4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

      (a) Transfer Restrictions. The Buyer acknowledges that (1) the Debenture and the Warrants have not been and are not being registered under the provisions of the Securities Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

      (b) Restrictive Legend. The Buyer acknowledges and agrees that the Debenture, the Warrants, and, until such time as the Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR UNLESS AND EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES.

      (c) Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

      (d) Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Debenture and the Warrants to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

      (e) Reporting Status. So long as Buyer beneficially holds the Debenture, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

      (f) Use of Proceeds. The Company will use the proceeds from the sale of the Debenture (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Debenture) for working capital and other corporate purposes (including those of its subsidiaries).

      (g) Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to at least 100% of the number of shares of Common Stock issuable upon conversion of the Debenture and the exercise of the Warrants.

      (h) Warrants. The Company agrees to issue to Buyer at the Closing, transferable divisible warrants (the "Warrants") for 380,000 shares of Common Stock. Such Warrants shall bear an exercise price equal to $1.60 per share, and shall be exercisable immediately upon issuance, and for a period of four years thereafter, in the form annexed hereto as Annex II, together with piggy-back registration rights, as set forth under the Registration Rights Agreement.

      (i) Short Sales. The Buyer agrees that neither it nor anyone acting on its behalf shall engage in any "Short Sales" in the Common Stock or other securities of the Company at any time after the date of this Agreement. "Short Sales" means all short sales as defined in Rule 200 promulgated under Regulation SHO of the 1934 Act and all other types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements and also includes all sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.    TRANSFER AGENT INSTRUCTIONS.

      (a) Promptly following the delivery by the Buyer of the aggregate purchase price for the Debenture in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debenture in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the Securities Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of its Debenture. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the Securities Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

      (b) (i) The Company will permit the Buyer to exercise its right to convert its Debenture by telecopying an executed and completed Notice of Conversion (as defined in the Debenture) to the Company and delivering within three business days thereafter, the original Notice of Conversion, together with the original Debenture, by express courier.

            (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debenture, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date.

            (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Shares issuable upon conversion of the Debenture to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the later of (i) receipt by the Company of the copy of the original Notice of Conversion (and the original Debenture upon the final conversion) and (ii) the Conversion Date (the "Delivery Date").

      (c) The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer in the event that due entirely to the Company's failure to issue and deliver the Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond (i) three (3) business days from Delivery Date if such date is after the Registration Statement, as defined in the Registration Rights Agreement, has been declared effective, or (ii) five (5) business days from the Delivery Date if such date is prior to the Registration Statement being declared effective):

                                          Late Payment For Each $10,000
                                          of principal and interest of Debenture
            No. Business Days Late        Being Converted
            ----------------------        ---------------

                  1                            $100
                  2                            $200
                  3                            $300
                  4                            $400
                  5                            $500
                  >5
                                               $500 +$100 for each Business
                                               Day Late beyond 5 days from
                                               The Delivery Date

            The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit Buyer's right to pursue actual damages or to cause the Company to redeem the Debenture as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails to deliver such shares of Common Stock within three (3) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the Buyer within ten (10) days after the Delivery Date, Buyer may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem the remaining interest and principal balance of its Debenture in accordance with Section 6(y) of the Debenture.

      (d) If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Debenture and after such Delivery Date, the holder of the Debenture being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Buyer in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

      (e) In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

      (f) The original Debenture shall be delivered by the Buyer to the Company simultaneous with the final Notice of Conversion of the entire principal amount of the Debenture.

6.    DELIVERY INSTRUCTIONS.

      The Debenture shall be delivered by the Company to the Buyer no later than on the Closing Date.

7.    CLOSING DATE.

      (a) The closing of the issuance and sale of the Debenture shall occur on December 12, 2005, or such later date (but no later than December 31, 2005) as the Company and the Buyer may agree to in writing.

      (b) The closing of the purchase and issuance of Debenture shall occur on the Closing Date, at the offices of Troy & Gould Professional Corporation in Los Angeles, California.

8.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The Buyer understands that the Company's obligation to sell the Debenture on the Closing Date and to the Buyer otherwise pursuant to this Agreement is conditioned upon:

      (a) The receipt and acceptance by the Buyer of this Agreement as evidenced by execution of this Agreement by the Buyer for $500,000 in aggregate principal amount of the Debenture;

      (b) Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Debenture in accordance with
Section 1(c) hereof;

      (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date, and the performance of or compliance by the Buyer on or before the Closing Date with all covenants and agreements of the Buyer required to be performed on or before the Closing Date;

      (d) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

      (e) On the Closing Date, the Company having received the Registration Rights Agreement, signed by the Buyer.

9.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

      The Company understands that the Buyer's obligation to purchase the Debenture on the Closing Date is conditioned upon:

      (a) Acceptance by the Company of this Agreement for the sale of Debenture, as indicated by execution of this Agreement;

      (b) Delivery by the Company to the Buyer of the Debenture, in accordance with this Agreement;

      (c) The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance of or compliance by the Company with all covenants and agreements of the Company required to be performed or complied with on or before the Closing Date;

      (d) On the Closing Date, Buyer having received the Registration Rights Agreement and the Warrants, both signed by the Company.

      (e) No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened, to the Company's knowledge, which may have the effect of prohibiting or materially adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

      (f) From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD, shall not have been suspended or limited, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debenture.

10.   GOVERNING LAW; MISCELLANEOUS.

      (a) This Agreement and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or the Buyer shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. Each Party hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. Each Party further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. Each Party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that either Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith. Each party hereby irrevocably waives, if and to the full extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of relating to this Agreement.

      (b) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

      (c) This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

      (d) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      (e) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

      (f) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      (g) Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in the enforcement of this Agreement or any agreements related thereto, shall be paid by either party upon demand.

11.   NOTICES.

      Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

      COMPANY:          Knight Fuller, Inc.
                        3407 Winona Avenue
                        Burbank, California 91504
                        Attention: Chief Financial Officer
                        Telecopier: (818) 848-4016

                        with a copy to:

                        Alan Spatz, Esq.
                        Troy & Gould Professional Corporation
                        1801 Century Park East, 16th Floor
                        Los Angeles, California 90067
                        Telecopier: (310) 201-4746

      BUYER:            Montage Partners III, LLC
                        1875 Century Park East, Suite 700
                        Los Angeles, California 90067
                        Attention: Michael S. Rosenblum
                        Telecopier: 310-286-3010

      All notices shall be served personally by telecopy, by telex, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by telecopy, notice shall be deemed delivered upon receipt (provided that if served by telecopy, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered 48 hours after deposit; and if served by first class mail, notice shall be deemed delivered 72 hours after mailing. Any party may give written notification to the other parties of any change of address for the sending of notices, pursuant to any method provided for herein.

12.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The Company's representations and warranties herein shall survive for a period of six months the execution and delivery of this Agreement and the delivery of the Debenture and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns during such survival period.

      IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.


                                        KNIGHT FULLER, INC.

                                        By: /s/ Howard Livingston
                                            ------------------------------------
                                            Name:  Howard Livingston
                                            Title: Chief Financial Officer


                                        MONTAGE PARTNERS III, LLC

                                        By: /s/ Michael Rosenblum
                                            ------------------------------------
                                            Name:  Michael Rosenblum
                                            Title:

ANNEX I         FORM OF DEBENTURE

ANNEX II        FORM OF WARRANTS

ANNEX III       FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX IV        COMPANY DISCLOSURE RE REPRESENTATIONS AND WARRANTIES